Exhibit 4

                           Emmet, Marvin & Martin, LLP

                               Counsellors At Law

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                                                                                    177 MADISON AVENUE
                                        120 BROADWAY                           MORRISTOWN, NEW JERSEY 07960
WRITER'S DIRECT DIAL               NEW YORK, NEW YORK 10271                           (973) 538-5600
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                                       (212) 238-3000
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                                 HTTP://WWW.EMMETMARVIN.COM                  STAMFORD, CONNECTICUT 06902-4543
                                                                                      (203) 425-1400
                                                                                    FAX: (203) 425-1410
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                                       August 27, 2004

The Bank of New York
  as Depositary
101 Barclay Street
New York, New York, 10286

                  Re: American Depositary Receipts for Common Shares, Par Value $0.01 each, of Catlin Group Limited

Ladies and Gentlemen:

      We refer to the registration statement to be filed on Form F-6 under the Securities Act of 1933 (the "Registration Statement") by the legal entity created by the agreement (the "Deposit Agreement") for issuance of American Depositary Shares ("ADSs") evidenced by American Depositary Receipts ("ADRs") for common shares, par value $0.01 each, of Catlin Group Limited for which you propose to act as Depositary.

      We are of the opinion that the ADSs covered by the Registration Statement, when issued in accordance with the terms of the Deposit Agreement, will, when sold, be legally issued and will entitle the holders thereof to the rights specified in the Deposit Agreement and the ADRs.

      This opinion may be used by you as an exhibit to the Registration
Statement.

                                       Very truly yours,

                                       /s/ Emmet, Marvin & Martin LLP
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                                       EMMET, MARVIN & MARTIN, LLP